Exhibit 10.2

SPECTRUM PHARMACEUTICALS, INC.
2009 INCENTIVE AWARD PLAN

PERFORMANCE UNIT AWARD
GRANT NOTICE

Spectrum Pharmaceuticals, Inc., a Delaware corporation, (the “Company”), pursuant to the Spectrum Pharmaceuticals, Inc. 2009 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (the “Participant”), in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, a performance-based restricted stock unit award (the “Performance Units”). Each Performance Unit represents the right to receive one share of Common Stock (as defined in the Plan) upon the achievement of total stockholder return goals (the “Shares”). This award is subject to all of the terms and conditions set forth herein and in the Performance Unit Award Agreement attached hereto as Exhibit A (the “Performance Unit Award Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Performance Unit Award Grant Notice (the “Grant Notice”) and the Performance Unit Award Agreement.

Participant:	[__________________________]
Grant Date:	[_____________]
Target Number of Performance Units:	[_____________]
Performance Period:	January 1, 2017 – December 31, 2018
Performance Goals:
Except as otherwise set forth in the Performance Unit Award Agreement, the Participant is eligible to receive Shares based upon the Company’s attainment, during the Performance Period, of the Performance Goals set forth in Section 2.2 of the Performance Unit Award Agreement.

Termination:	Except as otherwise set forth in the Performance Unit Award Agreement, the Participant shall forfeit all Performance Unit upon the Participant’s termination of service prior to the Valuation Date.
By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Performance Unit Award Agreement and this Grant Notice. The Participant has reviewed the Performance Unit Award Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Performance Unit Award Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice and/or the Performance Unit Award Agreement. In addition, by signing below, the Participant also agrees that the Company or any Affiliated Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 3.5 of the Performance Unit Award Agreement by (i) withholding shares of Common Stock otherwise issuable to the Participant in connection with the vesting or payment of the Performance Unit, (ii) instructing a broker on the Participant’s behalf to sell shares of Common Stock otherwise issuable to the Participant in connection with the vesting or payment of the Performance Unit and remit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 3.5 of the Performance Unit Award Agreement or the Plan. If the Participant is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

SPECTRUM PHARMACEUTICALS, INC.:	PARTICIPANT:
By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

EXHIBIT A
TO PERFORMANCE UNIT AWARD GRANT NOTICE
PERFORMANCE UNIT AWARD AGREEMENT
Pursuant to the Performance Unit Award Grant Notice (the “Grant Notice”) to which this Performance Unit Award Agreement (this “Agreement”) is attached, Spectrum Pharmaceuticals, Inc., a Delaware corporation (the “Company”), has granted to the Participant a performance-based restricted stock unit award (the “Performance Unit”) under the Spectrum Pharmaceuticals, Inc. 2009 Incentive Award Plan, as amended from time to time (the “Plan”).
ARTICLE 1.
GENERAL
1.1    Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
(a)    “Applicable Number of Performance Units” means the greater of (i) 100% of the Target Number of Performance Units set forth on the Grant Notice and (ii) the number of Performance Units that would vest if the date of the Participant’s Qualifying Termination was the Valuation Date.
(b)    “Commencement Date” shall mean January 1, 2017.
(c)    “Common Stock Price” shall mean, as of a particular date, the Fair Market Value of a share of Common Stock on that date.
(d)    [“Employment Agreement” shall mean that certain Executive Employment Agreement by and between the Company and the Participant, dated as of June 20, 2008 and the first amendment thereto, dated as of April 17, 2014.]
(e)     “End Date” shall mean December 31, 2018.
(f)     “Maximum TSR” shall mean, with respect to the Performance Period, Total Shareholder Return of the Company equal to or in excess of the 80th percentile (as determined in accordance with standard statistical methodology) of the range of total shareholder returns during the Performance Period of the constituent companies included in the Peer Group, calculated in a manner consistent with TSR calculation methodology under this Agreement.
(g)     “Minimum TSR” shall mean, with respect to the Performance Period, Total Shareholder Return of the Company equal to the 30th percentile (as determined in accordance with standard statistical methodology) of the range of total shareholder returns during the Performance Period of the constituent companies included in the Peer Group, calculated in a manner consistent with TSR calculation methodology under this Agreement.
(h)     “Peer Group” shall mean the Company’s peer group set forth on Exhibit C; provided, however, that if a constituent company in the Peer Group ceases to be actively traded, due, for

1Insert for CEO form of agreement.

example, to merger or bankruptcy or the Administrator otherwise reasonably determines that it is no longer suitable for the purposes of this Agreement, then the Administrator in its reasonable discretion may select a comparable company to be added to the Peer Group for purposes of making the total shareholder return comparison required by Section 2.2 hereof meaningful and consistent across the relevant measurement period.
(i)    “Performance Goals” shall mean the total shareholder return goals described in Section 2.2(b) hereof (including the Minimum TSR, Target TSR and Maximum TSR), which shall be measured with respect to the Performance Period.
(j)    “Performance Period” shall mean the period beginning on the Commencement Date and ending on the Valuation Date.
(k)    [“Qualifying Termination” shall mean a termination of the Participant’s service with the Company (i) by the Company “Without Cause” (as defined in the Employment Agreement), (ii)by the Participant for “Good Reason” (as defined in the Employment Agreement), (iii) due to the Participant’s death, or (iv) due to the Participant’s Disability (as defined in the Employment Agreement) .]
(l)    “Share Value” shall mean, as of a particular date, the average of the closing trading prices of a share of Common Stock on the principal exchange on which such shares are then traded for each trading day during the twenty (20) consecutive trading days preceding the applicable date; provided, however, that in the event that a Change in Control occurs prior to the End Date, Share Value shall mean the price per share of Common Stock paid by the acquiror in the Change in Control transaction.
(m)    “Target TSR” shall mean, with respect to the Performance Period, Total Shareholder Return of the Company equal to the 50th percentile (as determined in accordance with standard statistical methodology) of the range of total shareholder returns during the Performance Period of the constituent companies included in the Peer Group, calculated in a manner consistent with TSR calculation methodology under this Agreement.
(n)    “Total Shareholder Return” or “TSR” shall mean the Company’s compound annual total shareholder return for the Performance Period, calculated based on the Share Value as of the Commencement Date as the beginning stock price and the Share Value as of the Valuation Date as the ending stock price, plus dividends during the applicable period (for the avoidance of doubt, included dividends will be based on the record date of all dividends paid on Common Stock). Additionally, as set forth in, and pursuant to, Section 3.4 hereof, appropriate adjustments to the Total Shareholder Return shall be made to take into account all stock dividends, stock splits, reverse stock splits and the other events set forth in Section 3.4 hereof that occur prior to the Valuation Date.
(o)     “Valuation Date” shall mean the earlier to occur of (i) the End Date or (ii) the date on which a Change in Control occurs.
1.2    Incorporation of Terms of Plan. The Performance Units are subject to the terms and conditions of the Plan, which are incorporated herein by reference.

2Insert for CEO form of agreement.

ARTICLE 2.
PERFORMANCE UNITS
2.1    Grant of Performance Units. In consideration of the Participant’s past and/or continued employment with or service to the Company or an Affiliated Company and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to the Participant an award of Performance Units (this “Award”) as set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement.
2.2    Performance-Based Right to Payment.
(a)    [Except in the event of a Qualifying Termination during the Performance Period] , the vesting of the Participant’s Performance Units and the issuance of Shares with respect thereto is contingent on the attainment of the Performance Goals. Accordingly, [subject to Section 2.4 hereof] , the Participant shall not become entitled to payment with respect to the Performance Units subject to this Agreement unless and until the Administrator determines whether and to what extent the Performance Goals have been attained and the Performance Units have vested. Upon such determination by the Administrator and subject to the provisions of the Plan and this Agreement, the Participant shall be entitled to vesting and payment of that portion of the Performance Units as corresponds to the Performance Goals attained (as determined by the Administrator in its sole discretion) as set forth in Sections 2.2(b) and 2.3 hereof.
(b)    Subject to the Participant’s continued service with the Company from the Grant Date through the Valuation Date and further subject to Sections 2.3 – [2.4][2.5] hereof, the number of Performance Units that vest shall be determined as of the Valuation Date, based on the Company’s Total Shareholder Return, as follows:
(i)    If, as of the Valuation Date, the Company’s TSR with respect to the Performance Period is less than the Minimum TSR, then no Performance Units shall vest and the Performance Units shall thereupon be forfeited.
(ii)    If, as of the Valuation Date, the Company’s TSR with respect to the Performance Period is equal to the Minimum TSR, then 25% of the Target Number of Performance Units set forth on the Grant Notice shall vest.
(iii)    If, as of the Valuation Date, the Company’s TSR with respect to the Performance Period is equal to the Target TSR, then 100% of the Target Number of Performance Units set forth on the Grant Notice shall vest.
(iv)    If, as of the Valuation Date, the Company’s TSR with respect to the Performance Period is equal to or greater than the Maximum TSR, then 200% of the Target Number of Performance Units set forth on the Grant Notice shall vest.
(v)    If the Company’s Total Shareholder Return is between the Minimum TSR and the Target TSR or between the Target TSR and the Maximum TSR, then the number of Performance Units that shall vest in accordance with this Section 2.2(b) shall be determined by means of linear interpolation.

3Insert for CEO form of agreement.
4Insert for CEO form of agreement.
5Insert for CEO form of agreement.

2.3    Performance Unit Award Change in Control. Notwithstanding any contrary provision of this Agreement, in the event that a Change in Control occurs at any time prior to the End Date and the Participant remains continuously employed as of immediately prior to such Change in Control, the number of Performance Units that vest and become payable hereunder shall be determined, pursuant to Section 2.2 hereof, based on the Company’s achievement of the Performance Goals as of the date on which the Change in Control occurs.
2.4    Termination. Notwithstanding anything to contrary in the Employment Agreement, in the event that the Participant experiences a Qualifying Termination prior to the end of the Performance Period, then the Applicable Number of Performance Units shall vest and become payable hereunder as of the termination date, and no additional Performance Units shall vest or become payable thereafter.]
2.5    Forfeiture.
(a)    Termination of Service. In the event that the Participant experiences a termination of service during the Performance Period for any reason [that is not a Qualifying Termination], all of the Performance Units shall thereupon automatically be forfeited by the Participant as of the date of termination and the Participant’s rights in any such Performance Units and such portion of the Award, shall thereupon lapse and expire.
(b)    Failure to Achieve Performance Goals. Any outstanding Performance Units that do not vest in accordance with this Agreement due to the failure by the Company to achieve the Performance Goals shall automatically be forfeited by the Participant as of the Valuation Date, and the Participant’s rights in any such Performance Units and such portion of the Award shall thereupon lapse and expire.
2.6    Payment of Shares. As soon as administratively practicable following the vesting of any Performance Units pursuant to Sections 2.2, 2.3 [and 2.4] hereof, but in no event later than sixty (60) days after such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short term deferral” exemption from Section 409A of the Code), the Company shall deliver to the Participant a number of Shares equal to the number of Performance Units subject to this Award that vest on the applicable vesting date (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Administrator in its sole discretion), provided that any such payment made pursuant to Section 2.3 above in the event of a Change in Control shall be made or deemed made immediately preceding and effective upon the occurrence of such Change in Control.
2.7    Rights as Stockholder. The holder of the Performance Units shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the Performance Units and any Shares underlying the Performance Units and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

6Insert for CEO form of agreement.
7Insert for CEO form of agreement.
8Insert for CEO form of agreement.

ARTICLE 3.
OTHER PROVISIONS
3.1    Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. Without limiting the generality of the foregoing, all determinations, interpretations and assumptions relating to the calculation and payment of the Performance Units (including, without limitation, determinations, interpretations and assumptions with respect to TSR and shareholder returns) shall be made by the Administrator. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Performance Units.
3.2    Grant is Not Transferable. During the lifetime of the Participant, the Performance Units may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Performance Units have been issued. Neither the Performance Units nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
3.3    Binding Agreement. Subject to the limitation on the transferability of the Performance Units contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.4    Adjustments Upon Specified Events. This Award and the Performance Units may be subject to adjustments pursuant to Section 4.2 of the Plan in connection with the occurrence of certain events relating to the shares of the Common Stock. The Participant acknowledges that this Award and the Performance Unit are subject to amendment, modification and termination in certain events as provided in this Agreement and Section 4.2 of the Plan.
3.5    Tax Withholding. The Company shall be entitled to require a cash payment (or to elect, or permit the Participant to elect, such other form of payment determined in accordance with Section 12.1 of the Plan) by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the grant, vesting or payment of the Award. In satisfaction of the foregoing requirement with respect to the grant, vesting or payment of the Award, unless otherwise determined by the Company, the Company shall withhold Shares otherwise issuable under the Award having a fair market value equal to the sums required to be withheld by federal, state and/or local tax law. The number of Shares which shall be so withheld in order to satisfy such federal, state and/or local withholding tax liabilities shall be limited to the number of shares which have a fair market value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and/or local tax purposes that are applicable to such supplemental taxable income. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any certificate representing Shares to the Participant or the Participant’s legal representative or to enter any such Shares in book entry form unless and until the Participant or the Participant’s legal representative, as applicable, shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Award or the issuance of Shares hereunder.
3.6    Conditions to Delivery of Shares. The Shares deliverable under this Award may be either previously authorized but unissued Shares, treasury Shares or Shares purchased on the open market. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares under this Award prior to fulfillment of the conditions set forth in Section 12.1 of the Plan.
3.7    Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other Service Provider of the Company or shall interfere with or restrict in any way the rights of the Company, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliated Company and the Participant.
3.8    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
3.9    Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and applicable law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
3.10    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of the Participant.
3.11    Notices. Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.
3.12    Successors and Assigns. The Company or any Affiliated Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
3.13    Section 409A. The Performance Units are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the Performance Units or any portion thereof may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for the Performance Units to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
3.14    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.15    Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Shares issuable hereunder.

EXHIBIT B
TO PERFORMANCE UNIT AWARD GRANT NOTICE

CONSENT OF SPOUSE
I, _______________, spouse of _________, have read and approve the Performance Unit Award Grant Notice (the “Grant Notice”) to which this Consent of Spouse is attached and the Performance Unit Award Agreement (the “Agreement”) attached to the Grant Notice. In consideration of issuing to my spouse the shares of the common stock of Spectrum Pharmaceuticals, Inc. set forth in the Grant Notice, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of Spectrum Pharmaceuticals, Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: _______________                _______________________________
Signature of Spouse

B-1

EXHIBIT C
TO PERFORMANCE UNIT AWARD GRANT NOTICE
PEER GROUP

AMAG Pharmaceuticals, Inc.	Sucampo Pharmaceuticals, Inc.
Albany Molecular Research Inc.	Enanta Pharmaceuticals, Inc.
Genomic Health Inc.	Fluidigm Corp.
Luminex Corporation	Harvard Bioscience, Inc.
Amphastar Pharmaceuticals, Inc.	Vanda Pharmaceuticals Inc.
Mimedx Group, Inc.	Infinity Pharmaceuticals, Inc.
Pernix Therapeutics Holdings, Inc.	VIVUS, Inc.
SciClone Pharmaceuticals Inc.	Merrimack Pharmaceuticals Inc.
Supernus Pharmaceuticals, Inc.	NewLink Genetics Corporation
Halozyme Therapeutics, Inc.	Eagle Pharmaceuticals, Inc.
Ariad Pharmaceuticals, Inc.

C-1